UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2018
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Sotheby’s (the "Company") held its 2018 Annual Meeting of the Stockholders on May 3, 2018 (the “Meeting”). The number of shares of common stock present at the Meeting was 47,794,514, or 91%, of the shares of common stock outstanding on March 12, 2018, the record date for the Meeting. At the Meeting, the following items were submitted to a vote of stockholders:
(1) Election of Directors. All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	AGAINST	ABSTAIN
Jessica M. Bibliowicz	45,041,995	53,114	26,717
Linus W. L. Cheung	45,080,171	14,526	27,129
Kevin C. Conroy	45,041,395	52,995	27,436
Domenico De Sole	44,983,754	73,565	64,507
The Duke of Devonshire	44,988,602	105,387	27,837
Daniel S. Loeb	45,040,784	68,086	12,956
Marsha E. Simms	45,080,732	14,294	26,800
Thomas S. Smith, Jr.	45,051,804	42,830	27,192
Diana L. Taylor	44,907,590	187,555	26,681
Dennis M. Weibling	44,906,126	188,410	27,290
Harry J. Wilson	44,946,364	90,408	85,054
________
* Does not include 2,672,688 broker non-votes.
(2) Advisory vote on executive compensation. The matter was approved with the following vote:

Number of votes FOR	44,393,686
Number of votes AGAINST	708,487
Number of votes ABSTAINING	19,653
Number of votes BROKER NON-VOTES	2,672,688

(3) Approval of change in director compensation. The matter was approved with the following vote:

Number of votes FOR	44,954,239
Number of votes AGAINST	88,176
Number of votes ABSTAINING	79,411
Number of votes BROKER NON-VOTES	2,672,688

(4) Approval of the 2018 Equity Incentive Plan. The matter was approved with the following vote:

Number of votes FOR	42,884,052
Number of votes AGAINST	2,220,558
Number of votes ABSTAINING	17,216
Number of votes BROKER NON-VOTES	2,672,688
(5) Ratification of appointment of Deloitte & Touche LLP as the Company's independent public accounting firm for 2018. The matter was approved with the following vote:

Number of votes FOR	47,266,992
Number of votes AGAINST	516,965
Number of votes ABSTAINING	10,557

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	May 4, 2018